Exhibit 10.5

HOUSE LEASE CONTRACT

Lessor (Party A): Wuxi Chunzhiyu Environmental Technology Co., Ltd.

ID No.:

Lessee (Party B): Ruiwuhang (Shanghai) Catering Management Co., Ltd.

ID No.:

In accordance with the "Contract Law of the People's Republic of China" and relevant regulations of the Wuxi Municipal Government, Party A and Party B have reached the following agreement on a voluntary, equal and mutually beneficial basis:

I. Location and Facilities of the Leased Property

1. Party A leases to Party B the premises located at Room 802 and Room 803, No. 90 Dicui Road, Binhu District, Wuxi City (hereinafter referred to as "the Premises"), for office use. The building area of the Premises is 700 square meters.

2. The existing decoration and facilities of the Premises are detailed in the annex to this Contract. Unless otherwise agreed by both parties, such ancillary facilities shall serve as the basis for Party A's delivery of the Premises to Party B and Party B's return of the Premises to Party A upon expiration of the lease term.

II. Lease Term

1. The lease term of the Premises is 34 months, from March 1, 2025 to December 31, 2027.

2. During the lease term, neither Party A nor Party B may terminate the Contract in advance without mutual consultation and agreement.

3. Upon expiration of the lease term, Party A shall have the right to reclaim the Premises, and Party B shall return the same on schedule. If Party B wishes to renew the lease, it must notify Party A three months prior to the expiration of the lease term. Upon Party A's consent, a new lease contract shall be concluded.

III. Rent and Payment Method

1. The monthly rent for the Premises is RMB 26,666.66 (inclusive of 9% tax). Party B shall pay the initial rent of RMB 320,000 upon signing this Contract, of which RMB 80,000 is the security deposit, and the remaining RMB 240,000 is the rent for the first period (March 1, 2025 to December 31, 2025); the second period rent is RMB 320,000 (January 1, 2026 to December 31, 2026); the third period rent is RMB 320,000 (January 1, 2027 to December 31, 2027).

2. The rent shall be paid annually, with the payment date being 30 days prior to the expiration of each rental period, subject to actual receipt by the other party.

3. Party A's receiving account: __________/_______; Account Name: _________/________; Bank: ________/_________.

4. If Party B fails to pay rent on time, for each day of delay, Party B shall pay a late fee of 1% of the monthly rent. If Party B fails to pay rent within the agreed time for more than 7 days, or Party A is unable to contact Party B through the contact information provided by Party B to urge payment, Party A shall have the right to reclaim the Premises immediately. Party B shall pay rent for the actual extended lease period and bear liability for breach of contract. The security deposit shall not be refunded, and Party A shall have the right to dispose of all items left by Party B in the Premises. All losses incurred by Party A due to Party B's breach of contract shall be borne by Party B.

IV. Security Deposit

To ensure that Party B uses the Premises and its ancillary facilities in a proper and good faith manner, Party B shall pay Party A a security deposit of RMB 80,000 upon signing the Contract and paying the initial rent. Party A shall issue a receipt for the security deposit to Party B. Within 3 days after the expiration of the lease term, after both parties settle the fees and inspect the Premises, Party B shall hand over the keys to Party A, and Party A shall refund the full amount of the security deposit to Party B without interest.

(Note: If Party B has registered a company at the Premises, within 10 days after the expiration of the Contract, Party B must relocate the company registered at the Premises. If Party B fails to relocate the company registered at the Premises within 10 working days after the expiration of the Contract, the security deposit shall not be refunded, and all losses incurred by Party A shall be borne by Party B.)

V. Lease Conditions

1. Party A shall present to Party B the "House Ownership Certificate" of the Premises or relevant proof of authority to lease the Premises.

2. Party A shall ensure that the leasing of the Premises complies with relevant laws and regulations of the State and has the authority to decide on the leasing of the Premises.

3. Party B shall not engage in any activities in the Premises that violate laws, regulations and government regulations on the use of leased premises. If Party B engages in any illegal or criminal activities in the Premises, all legal responsibilities shall be borne by Party B, and Party A shall have the right to terminate the Contract immediately. The prepaid rent and security deposit shall not be refunded. At the same time, Party B shall compensate Party A for all possible losses caused by Party B's reasons (if any).

4. Without Party A's written consent, Party B may not sublease or transfer the whole or part of the Premises to others. If Party B subleases or transfers without authorization, Party A shall have the right to terminate the Contract immediately, and Party B shall bear liability for breach of contract to Party A and third parties.

VI. Termination of Contract

1. This Contract shall terminate upon expiration of the lease term or upon mutual agreement between Party A and Party B.

2. Party B shall deliver the keys of the Premises and ancillary items in normal use condition to Party A on the expiration date.

3. If either Party A or Party B breaches the Contract, the other party shall have the right to terminate the Contract and claim compensation from the breaching party.

5. Party B shall bear the telephone charges, water charges, electricity charges, broadband fees, air conditioning energy consumption fees and other actual usage expenses during the lease term. The property management fees shall be borne by Party A. Special agreements shall prevail if any.

6. If damage or malfunction occurs to the Premises or its internal decoration or facilities due to Party B's improper or unreasonable use, Party B shall promptly repair and bear the resulting costs. Losses caused by force majeure and non-Party B reasons shall be borne by Party A.

7. If Party B needs to decorate or modify the leased Premises or internal facilities during the lease term for use purposes, it must obtain Party A's consent and approval from relevant government departments. Party A shall have the right to supervise the decoration or modification. Upon expiration of the Contract, Party A shall decide whether Party B shall remove the structurally added facilities. Party A shall not be required to compensate for the retained facilities.

8. During the Contract term, Party B shall be responsible for personal and property safety and all other safety matters within the Premises. If losses are caused to Party A due to Party B's problems, all responsibilities shall be borne by Party B.

VII. Handling of Breach of Contract

1. Handling of Party A's Breach

(1) If Party A fails to provide the Premises and relevant ancillary facilities in normal use condition to Party B according to the time stipulated in the Contract, for each day of delay, Party A shall pay Party B 1% of the monthly rent as liquidated damages. If Party A still fails to perform after 7 days of delay, Party B shall have the right to terminate the Contract. At the same time, Party A shall pay Party B liquidated damages equivalent to one month's rent based on the actual number of days delayed and refund the security deposit.

(2) If Party A unilaterally terminates this Contract and reclaims the Premises in advance during the Contract term without Party B's fault, Party A shall bear the losses caused to Party B by the breach of contract (liquidated damages, decoration costs, etc.), and Party B shall have the right to terminate the Contract.

2. Handling of Party B's Breach

(1) If Party B vacates the Premises, subleases or transfers the Premises, or alters the structure or changes the use without Party A's written consent, or uses the Premises for illegal activities, all such acts shall be deemed as Party B's breach of contract. The security deposit shall not be refunded, and Party A shall have the right to terminate the Contract and reclaim the Premises. If the security deposit is insufficient to compensate Party A's losses, Party B shall compensate according to actual losses.

(2) If Party B fails to promptly return the Premises with intact facilities to Party A upon expiration of the Contract term, Party B shall pay liquidated damages to Party A at twice the daily rent based on actual number of days. At the same time, the security deposit shall not be refunded to Party B, and Party A shall have the right to reclaim the Premises.

(3) If Party B vacates the Premises without authorization during the Contract term, the prepaid rent and security deposit shall not be refunded to Party B.

VIII. Handover and Acceptance Inspection

Inspection shall be conducted upon expiration or termination of the Contract. Except for normal wear and tear, if damage or malfunction occurs to the structure, internal decoration and relevant ancillary facilities of the Premises, Party B shall be responsible for replacement or repair to restore normal condition. Otherwise, Party A shall have the right to deduct from the security deposit. If the security deposit is insufficient to cover the losses, Party A shall have the right to claim compensation from Party B.

IX. Dispute Resolution

Any dispute arising from the execution of this Contract or relating to this Contract shall be resolved by both parties through friendly consultation. If consultation fails, either party shall have the right to file a lawsuit with the People's Court at the location of the Premises.

X. Miscellaneous

1. This Contract is made in triplicate, with Party A, Party B and the brokerage company each holding one copy, all having equal legal effect.

2. The annexes to this Contract constitute an integral part of this Contract and have equal legal effect with this Contract.

Remarks: _________________/________________________________

SIGNATURE PAGE

Lessor (Party A):	Lessee (Party B):
Wuxi Chunzhiyu Environmental Technology Co., Ltd.	Ruiwuhang (Shanghai) Catering Management Co., Ltd.

Authorized Representative: /s/ Wuxi Chunzhiyu Environmental Technology Co., Ltd.	Authorized Representative: /s/ Ruiwuhang (Shanghai) Catering Management Co., Ltd.

Date: January 8, 2025	Date: January 8, 2025

APPENDIX

Lessor (Party A) Account Information

Company Name: Wuxi Chunzhiyu Environmental Technology Co., Ltd.

Bank: Agricultural Bank of China Co., Ltd. Wuxi Binhu Sub-branch

Account No.:

Tax ID:

Registered Address: Room 50801-1, No. 90 Dicui Road, Liyuan Street, Binhu District, Wuxi City

Telephone:

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